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                                                                       EXHIBIT 4

                                     SAMPLE


PRESIDENTIAL
LIFE INSURANCE COMPANY
69 Lydecker Street
Nyack, NY 10960

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PRESIDENTIAL LIFE INSURANCE COMPANY ("We, Us, Our") will make annuity payments to the Annuitant as set forth in this Contract beginning on the Annuity Date. This Contract is owned by you the Contract Owner.

This Contract has been issued in return for the application and for the Initial purchase payment made. A copy of the application is attached to this Contract and is part of the Contract.

                               TEN DAY FREE LOOK


Within ten days of the day you receive this Contract, it may be returned by delivering it or mailing it to us, at our Annuity Service Office set out on the Contract Data Page. When this Contract is received by us, it will be voided as if it had never been in force. Within seven days of receipt of this Contract by us, we will refund the Contract Value as of the date of surrender.


Signed for the Company

/s/  [SIG]                                   /s/  [SIG]
------------------------------------         --------------------------------
     Callman Gottesman                            Herbert Kurz
     Secretary                                    Chairman

          APPROVED           INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
     STATE OF NEW YORK        DEFERRED VARIABLE ANNUITY CONTRACT
       JUNE 17, 1988
           [SIG]                       NONPARTICIPATING
     SUPERINTENDENT OF                   NO DIVIDENDS
         INSURANCE

ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

ANNUITY PAYMENTS WILL NOT DECREASE AS LONG AS THE INVESTMENT RETURN OF THE SEPARATE ACCOUNT ASSETS EQUALS OR EXCEEDS 6.40% ON AN ANNUAL BASIS.

THE VARIABLE PROVISIONS OF THIS CONTRACT CAN BE FOUND ON PAGES 4, 5, 7 AND 8.

                           PRESIDENTIAL                                  Page 1